SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.    )


Filed by the registrant [ ]
Filed by party other than the registrant  [ ]

Check the appropriate box:
[X]   Preliminary proxy statement [Information Statement]
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule s 14a-11(c) or s 240.14a-12

                               T/F PURIFINER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11
      (1) Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transactions applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

*6(4) Proposed maximum aggregate value of transaction:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

(5)   Total fee paid:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materals

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)   Amount previously paid:

--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)   Filing party:

--------------------------------------------------------------------------------

(4)   Date filed:

--------------------------------------------------------------------------------

                               T/F PURIFINER, INC.

                         3020 High Ridge Road, Suite 100
                          Boynton Beach, Florida 33426




                              INFORMATION STATEMENT

            WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.


                                     GENERAL

      This Information Statement is being furnished to the stockholders of T/F Purifiner, Inc. (the "Company"), a Delaware corporation, in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's outstanding Common Stock ("Common Stock"). The Company's Board of Directors on November 22, 1996, approved and recommended that the Certificate of Incorporation be amended in order to effectuate up to a five for one (5:1) forward stock split of the Company's outstanding Common Stock to occur in one or more sequences or transactions during a period not to exceed twelve (12) months from the date of this Information Statement as determined by the Board of Directors. The proposed Amendment to the Certificate of Incorporation will become effective upon (i) the written consent of the holders of not less than a majority of the Company's outstanding Common Stock approving the Amendment and (ii) the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the written consents will occur on or about _____________, 1996 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

      The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Common Stock of the Company, which is the only class of capital stock currently outstanding. As discussed hereafter, the Board of Directors has recommended the Amendment in order to restructure the Company's capitalization in order to adjust the Company's outstanding capitalization to stimulate interest in the Company's Common Stock and possibly promote greater liquidity by attracting a broader based market following.

      The written consent of such stockholders to the Amendment will become effective upon the filing of their written consents with the Secretary of the Company. The Company anticipates that the filing of such written consents will occur on or about _________________, 1996, following which the Company will prepare and file a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware effectuating up to a five-for-one (5 for 1) forward stock split of the Company's outstanding shares of Common Stock. A copy of the proposed Amendment to the Company's Certificate of Incorporation is set forth as Exhibit A to this Information Statement. The date on which this Information Statement was first sent to the stockholders is on or about December __, 1996. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is December ___, 1996 (the "Record Date").

      Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                                EXECUTIVE OFFICES

      The Company's principal executive offices are located at 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426. Its telephone number is (561) 547-9499.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the Record Date, there were ____________ shares of Common Stock outstanding, representing all of the voting capital stock of the Company outstanding and entitled to vote on matters submitted to the stockholders of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth Common Stock ownership information as of September 15, 1996, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426. Information with respect to the percent of class is based on 1,502,294 issued and outstanding shares of Common Stock as of September 15, 1996.

                                      No. of Shares                 Percent of
Name and Address or                   of Common Stock               Beneficial
Identity of Group                     Beneficially Owned            Ownership
-------------------                   ------------------            ----------

Richard C. Ford (1)(2)                     678,383                    43.1%
Richard J. Ford (2)(3)                     462,305                    30.3%
Traci M. Ford(3)                           152,300                    10.0%
Jennifer D. Ford/Roe(3)                    152,300                    10.0%
Stephen J. Hauser(4)                            20                    *
Byron Lefebvre(5)                           44,070                    2.9%
All executive officers and  directors
as a group (4 persons)                   1,184,823                    74.4%
J.W. Taylor(6)(7)                          114,000                    7.5%

-------------------------

*     Less than 1%

(1) Mr. Ford is the Company's President, Treasurer, Chief Executive Officer and a Director, and currently the Chief Financial Officer of the Company. Includes 11,400 shares owned by Catherine Ford, Mr. Ford's wife, of which Mr. Ford disclaims beneficial ownership. Also included 500 shares of Common Stock beneficially owned by Mrs. Ford's son and for whom Mrs. Ford is the custodian. Also includes options to purchase (i) 10,000 shares of Common Stock at $5.50 per Share through August 2, 2001; 40,000 shares of Common Stock at $5.00 per Share through August 2, 2006; and (iii) options issued to Mrs. Catherine Ford to purchase 3,750 shares of Common Stock at $5.50 through August 2, 2001 for which Mr. Ford disclaims beneficial ownership.

(2) Ownership of approximately 440,000 shares owned by Mr. R.C. Ford and his children is currently being contested by members of the Taylor Family.

(3) Mr. Ford is a Vice President, the Secretary and a Director of the Company. Includes 152,300 shares owned by Traci M. Ford and 152,300 shares owned by Jennifer D. Ford/Roe over which Richard J. Ford has irrevocable proxy voting power through 2006. Also includes options to purchase 3,750 shares of Common Stock at $5.50 per Share through August 2, 2006.

(4) Mr. Hauser was formerly the Company's Chief Financial Officer, Chief Oper-ating Officer and a Vice President.

(5) Mr. Lefebvre is a Director of the Company. Includes options to purchase 15,000 shares of Common Stock at $5.00 per Share through August 2, 2006.

(6) Includes 28,500 shares owned by each of Margaret A. Taylor, Barbara A. Taylor and John F. Taylor, of which James W. Taylor has voting power.

(7) The address is c/o N.A. Taylor and Company, 10 W.9th Avenue, Gloversville, N.Y. 12078.


      AMENDMENT TO CERTIFICATE TO EFFECT UP TO 5 FOR 1 FORWARD STOCK SPLIT

Generally
---------

      The Board of Directors of the Company proposes to amend the Company's Certificate of Incorporation to effectuate up to a five for one (5:1) forward stock split of the Company's outstanding Common Stock to occur in one or more sequences or transactions during a period not to exceed twelve (12) months from the date of this Information Statement as determined by the Board of Directors. The forward stock split will be undertaken on the basis of the issuance of up to five (5) newly issued shares of Common Stock ("New Common Stock") for each one
(1) share of the Company's presently issued and outstanding Common Stock (the "Forward Stock Split"). The par value of the Common Stock would remain at $.001 per share. No fractional share or scrip representing a fractional share will be issued upon the Forward Stock Split. Fractional shares of .5 of New Common Stock will be rounded up to the next highest share, and fractional interests of less than .5 of New Common Stock will be reduced down to the next nearest share. The Board of Directors reserve the right, without further action by the stockholders, to determine the amount of the Forward Stock Split, which may be authorized in one or more sequences or transactions as determined by the Board of Directors. The authority to undertake such Forward Stock Split or splits, pursuant to the written authorization of the majority in interest of the Common

Stock of the Company as described herein, shall be limited to a period not to exceed twelve (12) months from the date of this Information Statement.

      The Company is currently authorized to issue 20,000,000 shares of Common Stock, $.001 par value, of which ____________ (pre-split) shares were issued and outstanding at the close of business on the Record Date. There are no shares of Preferred Stock issued or outstanding. Stockholders of the Company will not be entitled to dissenters' rights under the Delaware Law in connection with this proposed amendment to the Certificate of Incorporation.

      As proposed, the Forward Stock Split would increase the number of the Company's outstanding shares to approximately ___________ shares of Common Stock as of the Record Date. The proposed Forward Stock Split would not affect any stockholder's proportionate equity interest in the Company, except to the extent that any fractional shares are rounded up or down to the next whole number.

Reasons for the Proposed Stock Split
------------------------------------

      The Board of Directors of the Company believes that the Forward Stock Split is necessary to provide a manageable number of shares of Common Stock and to effectively insure the marketability of the Company's New Common Stock. There can be no assurances, however, that the trading market for the Common Stock will increase or improve, nor can the Board of Directors of the Company predict what effect, if any, the Forward Stock Split will have on the market price of the Common Stock. The Board of Directors is hopeful that an increase in the number of shares of Common Stock outstanding, as a consequence of the proposed Forward Stock Split, and the anticipated corresponding decrease in the price per share, will stimulate interest in the Company's Common Stock by attracting a broader based market following, and thereby possibly promote greater liquidity for the Company's stockholders with respect to those shares presently held by them.

      The Company does not propose to modify the number of authorized shares of Common Stock or Preferred Stock. It is estimated that after the Forward Stock Split (assuming completion of the 5:1 Forward Stock Split) approximately ___________ authorized but unissued shares of Common Stock will remain, which shares will be available for future corporate purposes.

      The Forward Stock Split is not intended to change the proportionate equity interests of the Company's stockholders; however, some incidental change can be expected to occur in connection with the rounding up or down of fractional shares. Voting rights and other rights of the stockholders will not be altered by the Forward Stock Split.

      Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Forward Stock Split of Common Stock is not intended to be an anti-takeover device. The amendment is being sought solely to augment liquidity, enhance corporate flexibility, and to be more acceptable to the brokerage community and to investors generally.

Issuance of Stock Certificates
------------------------------

      The Forward Stock Split will be effected by the filing of an Amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company plans to file the amendment as soon as practicable. The Amendment will become effective at the close of business on the date of filing, unless the Company specifies otherwise. The record date for the Forward Stock Split will be the effective date of the Amendment to the Certificate of Incorporation (the "Forward Stock Split Date") and the stockholders will be notified following the Forward Stock Split Date that the Forward Stock Split has been effected.

      As soon as practicable after the Forward Stock Split, stockholders will receive additional shares of Common Stock corresponding to the multiple of the actual Forward Stock Split and based on the amount of shares of Common Stock of the Company listed in their names. To the extent a stockholder holds a number of shares not evenly divisible by the amount of the Forward Stock Split, the Company will issue one whole share for fractional interests as described below.

Fractional Shares
-----------------

      No scrip or fractional certificates will be issued in connection with the Forward Stock Split. Fractional shares of .5 of New Common Stock will be rounded up to the next highest share, and fractional interest of less than .5 of New Common Stock will be reduced down to the next nearest share. No service charge will be payable by stockholders in connection with the exchange of certificates, and the costs will be borne and paid by the Company.

Federal Income Tax Consequences
-------------------------------

      The Forward Stock Split should not result in the recognition of gain or loss. The holding period of the shares of New Common Stock will include the stockholders holding period for the corresponding shares of Common Stock owned prior to the Forward Stock Split. The adjusted basis of New Common Stock (including the original shares) will be equal to the adjusted basis of a stockholder's original shares. The adjusted basis of each share will be equal to the total adjusted basis divided by the number of shares, both new and original.

No Dissenter's Rights.
----------------------

      Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendment to the Company's Certificate of Incorporation to effect the Forward Stock Split.

      The complete text of the proposed Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/Richard C. Ford,
                                    --------------------------------------------
                                    Richard C. Ford, President

                                                                     EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               T/F PURIFINER, INC.


      T/F Purifiner, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporations have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

      RESOLVED, that the Certificate of Incorporation of T/F Purifiner, Inc. be amended by changing Article V thereof, so that, as amended, said Article shall be and read as follows:

                                    ARTICLE V
                                  Capital Stock

      The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 20,500,000 of which 20,000,000 are to be shares of Common Stock, $.001 par value per share, and of which 500,000 are to be shares of Preferred Stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable.

      A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

      A. COMMON STOCK. Except as provided in this Certificate, the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in this Certificate.

      Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preferences over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

      In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to redeem the remaining assets of the Corporation available for distribution, in cash or in kind.

      Effective as of the effective date of this Amendment, each share of Common Stock, $.001 par value per share, outstanding before the effective date of the Amendment will be changed into [up to five (5)] fully paid and nonassessable shares of Common Stock $.001 par value per share; and that after the effective date of the Amendment each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive an additional certificate or certificates representing the proportionate number of additional shares of new Common Stock. If a stockholder shall be entitled to a number of shares of new Common Stock which is not a whole number, then the fractional interests of .5 of New Common Stock will be rounded up to the next highest share, and fractional interests of less than .5 of New Common Stock will be reduced down to the next nearest share. The authorized number of shares of Common Stock and of Preferred Stock shall not be affected by this Amendment.

      Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation, except as otherwise expressly set forth in this Certificate.

      B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, vote designations, preferences, qualifications, limitations, restrictions, participation, options or other relative or special rights, as are stated and expressed herein or, to the extent permitted by law, in the resolution or resolutions providing for the issuance of such series, as adopted by the Board of Directors. The Board of Directors is hereby expressly empowered, subject to the provisions of this Paragraph, to provide for the issuance of Preferred Stock from time to time in one or more series and to fix, as to such series, by resolution or resolutions providing for the issuance of such series:

            (1) the number of shares to constitute such series and the title or designation of the series;

            (2) the rate of dividend, whether or not cumulative, and the extent of further participation in dividends or distributions, if any;

            (3) the price and the terms and conditions, if any, upon which shares of such series are redeemable;

            (4) whether or not the shares of such series shall be subject to sinking fund provisions for the redemption or purchase of shares;

            (5) the amount, if any, payable upon shares in event of voluntary or involuntary liquidation of the Corporation;

            (6) the terms and conditions, if any, on which shares of such series are convertible;

            (7) the voting power, if any, of such series by determining the votes (or fraction of a vote) per share and the elections or events upon which such series may be voted, or may determine to restrict or eliminate entirely the right of such series to vote;

            (8) such other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as and to the extent permitted by law.

      Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in this Certificate or any amendment thereto.

      SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Richard C. Ford, its President, and attested by Richard J. Ford, its Secretary this _____ day of December, 1996.


                                          T/F PURIFINER, INC.
SEAL

                                          By: ____________________________
                                                Richard C. Ford, President


ATTEST:


By: __________________________
    Richard J. Ford, Secretary